PANNELL KERR FORSTER                                        [GRAPHIC OMITTED]

                                                      7th Floor, Marine Building
                                                                355 Burrard St.,
                                                                 Vancouver, B.C.
                                                                 Canada, V6C 2G8
                                                      Telephone:  (604) 687-1231
                                                      Facsimile:  (604) 688-4675

PLEASE REFER TO:  A.S. Henshaw
                  File #: 195400

July 14, 2000

Board of Directors
cyberoad.com Corporation
Oficentro Sabana Sur
Edificio 7, 5 Piso
San Jose, Costa Rica


Dear Sirs:

We consent to the incorporation in the Pre Effective Amendment No. 2 to Form SB-2 Registration Statement of our report dated February 23, 2000 relating to the consolidated balance sheet of cyberoad.com Corporation as at December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended.

Pannell Kerr Forster

CHARTERED ACCOUNTANTS
Vancouver, Canada

ASH/dm